EXHIBIT (e)(1)(b)

AMENDED SCHEDULE A to MASTER DISTRIBUTION AGREEMENT

Dated: March 7, 2019

	Classes(1)
	A	C	I	R6
Calvert Management Series	Distribution and Service Fee	Distribution Fee/Service Fee	Distribution Fee	Distribution Fee
Calvert Floating-Rate Advantage Fund	0.25%	N/A	None	None
Calvert Responsible Municipal Income Fund	0.25%	0.75/0.25%	None	N/A
Calvert Absolute Return Bond Fund	0.25%	0.75/0.25%	None	N/A
The Calvert Fund
Calvert Income Fund	0.25%	0.75/0.25%	None	N/A
Calvert Short Duration Income Fund	0.25%	0.75/0.25%	None	None
Calvert Long-Term Income Fund	0.25%	N/A	None	N/A
Calvert Ultra-Short Duration Income Fund	0.25%	N/A	None	None
Calvert High Yield Bond Fund	0.25%	0.75/0.25%	None	None
Calvert Responsible Index Series, Inc.
Calvert US Large-Cap Core Responsible Index Fund	0.25%	0.75/0.25%	None	None
Calvert US Large-Cap Growth Responsible Index Fund	0.25%	N/A	None	N/A
Calvert US Large-Cap Value Responsible Index Fund	0.25%	N/A	None	N/A
Calvert US Mid-Cap Core Responsible Index Fund	0.25%	N/A	None	N/A
Calvert International Responsible Index Fund	0.25%	N/A	None	None
Calvert Impact Fund, Inc.
Calvert Small-Cap Fund	0.25%	0.75/0.25%	None	None
Calvert Global Energy Solutions Fund	0.25%	0.75/0.25%	None	N/A
Calvert Global Water Fund	0.25%	0.75/0.25%	None	N/A
Calvert Green Bond Fund	0.25%	N/A	None	None

	Classes(1)
	A	C	I	R6
Calvert Social Investment Fund	Distribution and Service Fee	Distribution Fee/Service Fee	Distribution Fee	Distribution Fee
Calvert Balanced Fund	0.25%(2)	0.75/0.25%	None	None
Calvert Bond Fund	0.25%(3)	0.75/0.25%	None	None
Calvert Equity Fund	0.25%	0.75/0.25%	None	None
Calvert Conservative Allocation Fund	0.25%	0.75/0.25%	None	N/A
Calvert Moderate Allocation Fund	0.25%	0.75/0.25%	None	N/A
Calvert Aggressive Allocation Fund	0.25%	0.75/0.25%	None	N/A
Calvert World Values Fund, Inc.
Calvert International Equity Fund	0.25%	0.75/0.25%	None	None
Calvert Mid-Cap Fund	0.25%	0.75/0.25%	None	N/A
Calvert International Opportunities Fund	0.25%	0.75/0.25%	None	None
Calvert Emerging Markets Equity Fund	0.25%	0.75/0.25%	None	None

(1)           The fees shown are the fees authorized by the Board to be paid to EVD under the relevant distribution plan.

(2)           For Calvert Balanced Fund, the fee is applied on assets under management (AUM) over $30 million.

(3)	The Master Distribution Plan for Class A Shares authorizes distribution and service fees of up to 0.25% annually. The Board has authorized distribution and service fees of 0.20% annually.

In addition, each Fund is authorized to offer Class T shares subject to the Class T Distribution Plan. Pursuant to the Class T Distribution Plan, Funds are authorized to pay distribution fees of 0.25% annually.